                   [LETTERHEAD OF RENAISSANCERE HOLDINGS LTD.]

June 22, 2004

Re: David A. Eklund Resignation

Dear Dave:

                  This letter will set forth our agreement with respect to your resignation from RenaissanceRe Holdings Ltd. (the "Company") effective June 30,
2004.

                  You hereby resign as Executive Vice President of the Company, and from all other titles or positions you now hold with the Company or any of its subsidiaries or affiliates, such resignation to be effective as of June 30,
2004. The respective rights and obligations of the you and the Company in connection with such resignation shall be governed by the terms and conditions of your employment agreement with the Company dated June 30, 2003 (the
"Employment Agreement"), except that the "Non-Competition Period", as defined in
Section 4.04 of the Employment Agreement, shall continue until June 30, 2006.
From the date of your resignation through the end of the Non-Competition Period, in lieu of any payments to which you would otherwise have been entitled under
Section 5.05(a) of the Employment Agreement, the Company shall pay you $375,000 per year, such amount to be payable in equal monthly installments as provided in
Section 5.05(a) of the Employment Agreement.

                  Your rights with respect to options and restricted stock
awards presently held by you will be governed by the terms and conditions of the
Company's stock plans under which such awards were granted, and any award agreements relating thereto.

                  Except as provided in this letter, the respective rights and obligations of you and the Company under the Employment Agreement shall remain unchanged.

                                               Sincerely,

                                               RENAISSANCERE HOLDINGS LTD.

                                               By:     /s/ James N. Stanard
                                                  -----------------------------
                                                   James N. Stanard
                                                   Chief Executive Officer

AGREED TO AND ACCEPTED:

    /s/ David A. Eklund
-----------------------------------------
David A. Eklund

    22 June 2004
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